CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Shares Prospectus, Class Y Shares Prospectus and Class R Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated December 12, 2002, in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A No. 333-90789) of Pioneer High Yield Fund.


                                                              ERNST & YOUNG LLP

Boston, Massachusetts
February 19, 2003